Exhibit 99.1
JLL Income Property Trust
Fully Subscribes $136 Million Industrial DST

Chicago (June 20, 2023) – JLL Income Property Trust, an institutionally managed daily NAV REIT (NASDAQ: ZIPTAX; ZIPTMX; ZIPIAX; ZIPIMX) with $7 billion in portfolio assets, announced today that it has fully subscribed JLLX West Phoenix Distribution Center, DST. The $136 million industrial property was structured as a Delaware Statutory Trust designed to provide 1031 exchange investors the opportunity to reinvest proceeds from the sale of appreciated real estate, while also deferring taxes, maintaining their allocation to real estate and enjoying the opportunity to realize long-term appreciation in a tax efficient manner.

JLLX West Phoenix Distribution Center, DST featured a 1.2 million-square-foot, state of the art distribution center in the Phoenix market. The property is 100% leased to Williams Sonoma through 2037.

“We are pleased to have fully subscribed JLLX West Phoenix Distribution Center, DST in a very short timeframe,” said Drew Dornbusch, Head of JLL Exchange. “The successful syndication of this $136 million offering demonstrates that our 1031 exchange solution continues to resonate with investors and their financial advisors.”

“We experienced significant demand in JLLX West Phoenix Distribution Center, DST from wealth management firms and their property owner clients who recognized both the quality of the real estate, benefits of institutional management, and the innovative, investor-friendly structure of our JLL Exchange offering,” said Allan Swaringen, President and CEO of JLL Income Property Trust. “Institutional industrial properties in top tier logistics markets with creditworthy tenants remain in high demand, as evidenced by strong investor interest in this offering.”

Since launching the program in 2020, JLL Exchange has provided investors with more than $1 billion of like kind exchange interests through 18 DST offerings to property owners seeking to reinvest proceeds from their sale of appreciated investment real estate. JLL Income Property Trust has completed 6 full cycle 721 UPREIT transactions totaling nearly $470 million to date.

For more information on JLL Income Property Trust, please visit our website at www.jllipt.com.

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About JLL Exchange
The JLL Exchange program offers private placements through the sale of interests in Delaware Statutory Trusts (DSTs) holding real properties. For more information, visit www.jllexchange.com.

About JLL Income Property Trust, Inc. (NASDAQ: ZIPTAX; ZIPTMX; ZIPIAX; ZIPIMX),
JLL Income Property Trust, Inc. is a daily NAV REIT that owns and manages a diversified portfolio of high quality, income-producing residential, industrial, grocery-anchored retail, healthcare and office properties located in the United States. JLL Income Property Trust expects to further diversify its real estate portfolio over time, including on a global basis. For more information, visit www.jllipt.com.

About LaSalle Investment Management
LaSalle Investment Management is one of the world's leading real estate investment managers. On a global basis, LaSalle manages approximately $78 billion of assets in private and public real estate property and debt investments as of March 31, 2023. LaSalle's diverse client base includes public and private pension funds, insurance companies, governments, corporations, endowments and private individuals from across the globe. LaSalle sponsors a complete range of investment vehicles including separate accounts, open- and closed-end funds, public securities and entity-level investments. For more information, please visit www.lasalle.com.

Valuations, Forward Looking Statements and Future Results
This press release may contain forward-looking statements with respect to JLL Income Property Trust. Forward-looking statements are statements that are not descriptions of historical facts and include statements regarding management’s intentions, beliefs, expectations, research, market analysis, plans or predictions of the future. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. Past performance is not indicative of future results and there can be no assurance that future dividends will be paid.

Contacts:

Scott Sutton
LaSalle Investment Management
Telephone: +1 224 343 5538
Email: scott.sutton@lasalle.com
Doug Allen
Dukas Linden Public Relations
Telephone: +1 646 722 6530
Email: JLLIPT@DLPR.com